Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Investments Reports Fourth-Quarter 2006 Results

Net Income up 24%

OAKS, Pa., February 1, 2007 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for fourth-quarter 2006, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year. Revenues in the fourth-quarter 2006 include (in thousands) $80,358 from LSV Asset Management (LSV) due to the consolidation of its operations with SEI. Revenues in the fourth-quarter 2006 without LSV are (in thousands) $235,156, an increase of 16 percent.

Consolidated Overview

(In thousands, except earnings per share)

	For the Three Months			For the Twelve Months
	Ended December 31,			Ended December 31,
	2006	2005	%	2006	2005	%
Revenues	$315,514	$203,587	55%	$1,175,749	$773,007	52%
Net Income Before Taxes	98,054	80,335	22%	358,756	295,209	22%
Net Income	63,624	51,255	24%	236,990	188,344	26%
Diluted Earnings Per Share	$.62	$.50	24%	$2.33	$1.83	27%

“We are satisfied with the results for both the quarter and the year, especially since we are shifting into the execution stage of our new strategies,” said Alfred P. West, Jr., SEI Chairman and CEO.

“We are encouraged by the successful beta of the global wealth platform. The investments we are making are on schedule and our transformation is well underway. In the long run, we remain firm in our belief that what we are doing will help us provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of Fourth-Quarter and Year to Date Results by Business Segment

(In thousands)

	For the Three Month Period Ended December 31,			For the Twelve Month Period Ended December 31,
	2006	2005	%	2006	2005	%
Private Banking and Trust:
Revenues	$70,803	$66,443	7%	$283,191	$266,129	6%
Expenses	47,530	43,101	10%	183,727	168,773	9%

Operating Profit	$23,273	$23,342	—	$99,464	$97,356	2%
Operating Margin	33%	35%		35%	37%

Investment Advisors:
Revenues	60,070	53,682	12%	225,716	203,423	11%
Expenses	29,162	22,847	28%	111,907	87,857	27%

Operating Profit	30,908	30,835	—	113,809	115,566	(2)%
Operating Margin	51%	57%		50%	57%

Enterprises:
Revenues	45,796	36,958	24%	164,962	132,013	25%
Expenses	28,563	24,461	17%	106,377	89,022	19%

Operating Profit	17,233	12,497	38%	58,585	42,991	36%
Operating Margin	38%	34%		36%	33%

Money Managers:
Revenues	32,826	27,156	21%	118,964	103,272	15%
Expenses	23,641	22,201	6%	90,799	85,595	6%

Operating Profit	9,185	4,955	85%	28,165	17,677	59%
Operating Margin	28%	18%		24%	17%

Investments in New Businesses:
Revenues	25,661	19,348	33%	91,795	68,170	35%
Expenses	32,941	25,785	28%	118,253	95,909	23%

Operating Loss	(7,280)	(6,437)	13%	(26,458)	(27,739)	(5)%
Operating Margin	(28)%	(33)%		(29)%	(41)%

LSV
Revenues	80,358	—	—	291,121	—	—
Expenses (1)	48,959	—	—	178,727	—	—

Operating profit (2)	31,399	—	—	112,394	—	—
	39%			39%
Consolidated Segment Totals:
Revenues	$315,514	$203,587	55%	$1,175,749	$773,007	52%
Expenses	210,796	138,395	52%	789,790	527,156	50%

Operating Profit	$104,718	$65,192	61%	$385,959	$245,851	57%
Operating Margin	33%	32%		33%	32%

(1)	Includes $42,862 and $153,381 for the three and twelve month periods ended December 31, 2006, respectively, of minority interest to the other partners of LSV.
(2)	Our proportionate share in the earnings of LSV for the three and twelve month periods ending December 31, 2005 was $21,000 and $74,818, respectively, and was reflected in Equity in the earnings of unconsolidated affiliate.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three and twelve month periods ended December 31, 2006 are as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Total operating profit from business segments	$104,718	$65,192	$385,959	$245,851

Corporate overhead expenses	(10,280)	(8,567)	(38,901)	(33,898)
Equity in the earnings of unconsolidated affiliate	—	21,000	—	74,818
Net (loss) gain from investments	(512)	(132)	(2,378)	87
Interest, net	2,986	2,275	8,057	6,843
Other income	—	567	1,588	1,508
LSV Employee Group (1)	1,142	—	4,431	—

Income before taxes	$98,054	$80,335	$358,756	$295,209

(1)	LSV Employee Group includes $15 and $59 expense for the three and twelve month periods ended December 31, 2006, respectively, included in corporate overhead expenses, $15 and $57 for the three and twelve month periods ended December 31, 2006, respectively, included in interest income, and $1,142 and $4,429 for the three and twelve month periods ended December 31, 2006, respectively, included in interest expense. These items are offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

Fourth-Quarter Business Commentary:

•	As of the first-quarter 2006, SEI began to consolidate the operations of LSV Asset Management and LSV Employee Group. As of the fourth-quarter 2006, the company’s percentage ownership in LSV remained at 43 percent. In the fourth-quarter 2006, the company recognized $31.4 million as its portion of the earnings from LSV versus $21.0 million in fourth-quarter 2005.

•	All the other business segments reported revenue gains versus year ago.

•	While Private Banking & Trust revenue was higher versus fourth-quarter 2005, it was down versus third-quarter 2006. Third-quarter 2006 contained a previously reported $4.7 million one time revenue event related to a contract buyout.

•	The Investment Advisors, Enterprises, Money Managers and Investments in New Businesses segments all realized double digit revenue growth versus year ago levels due to a combination of improved capital markets and net new business.

•	The Money Managers segment continues to realize improved operating margins as a result of continuing revenue growth.

•	The tax rate for the fourth-quarter 2006 was approximately 35%, vs. 31.8% in the third-quarter 2006.

•	Net income was negatively affected by option expense under FAS 123 (R) of $9.8 million in the fourth-quarter 2006, versus $7.1 million in the third-quarter 2006.

•	Assets under management grew by $12.6 billion during the fourth-quarter 2006 to $181.5 billion.

•	In the fourth-quarter 2006, SEI purchased 487,500 shares of its common stock for $28.2 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDT on February 1, 2007. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 859989.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending December 31, 2006, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $366.6 billion in mutual fund and pooled assets and manages $181.5 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,
	2006	2005
Asset Management, admin. and distribution fees (1)	$249,810	$142,963
Information processing and software servicing fees	53,693	48,572
Transaction–based and trade execution fees	12,011	12,052

Total Revenues	315,514	203,587

Commissions and Fees	39,937	34,094
Compensation, benefits and other personnel	84,128	62,416
Consulting, outsourcing and professional fees	20,827	16,985
Data processing and computer related	10,319	7,980
Facilities, supplies and other costs	16,321	21,339
Depreciation and amortization	5,493	4,148

Total Expenses (1)	177,025	146,962

Income before interest and taxes	138,489	56,625

Minority Interest	(42,909)	—
Equity in earnings of unconsolidated affiliate	—	21,000
Net loss on investments	(512)	(132)
Interest income (1)	4,372	2,628
Interest expense (1)	(1,386)	(353)
Other income	—	567

Income before taxes	98,054	80,335

Income taxes	34,430	29,080

Net income	$63,624	$51,255

Diluted earnings per common share	$.62	$.50

Shares used to calculate diluted earnings per common share	102,330	101,872

Basic earnings per common share	$.64	$.52

Shares used to calculate basic earnings per common share	98,904	99,105

(1)	Includes the operations of LSV and LSV Employee Group for the fourth-quarter 2006. Revenues include $80,358 from LSV, Expenses includes $6,097 from LSV, Interest income includes $425 from LSV and LSV Employee Group, and Interest expense includes $1,142 from LSV Employee Group. The portion of ownership of LSV and LSV Employee Group by non-affiliated SEI entities is reflected through Minority interest. Our proportionate share in the earnings of LSV for fourth-quarter 2005 was reflected in Equity in the earnings of unconsolidated affiliate.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Months Ended December 31,
	2006	2005
	(unaudited)
Asset Management, admin. and distribution fees (1)	$918,142	$531,594
Information processing and software servicing fees	213,066	197,992
Transaction–based and trade execution fees	44,541	43,421

Total Revenues	1,175,749	773,007

Commissions and Fees	147,835	129,303
Compensation, benefits and other personnel	315,502	242,453
Consulting, outsourcing and professional fees	77,753	70,612
Data processing and computer related	37,755	30,409
Facilities, supplies and other costs	69,306	71,129
Depreciation and amortization	21,925	17,148

Total Expenses (1)	670,076	561,054

Income before interest and taxes	505,673	211,953

Minority Interest	(154,184)	—
Equity in earnings of unconsolidated affiliate	—	74,818
Net (loss) gain on investments	(2,378)	87
Interest income (1)	13,521	8,367
Interest expense (1)	(5,464)	(1,524)
Other income	1,588	1,508

Income before taxes	358,756	295,209

Income taxes	121,766	106,865

Net income	$236,990	$188,344

Diluted earnings per common share	$2.33	$1.83

Shares used to calculate diluted earnings per common share	101,633	103,138

Basic earnings per common share	$2.40	$1.88

Shares used to calculate basic earnings per common share	98,682	100,371

(1)	Includes the operations of LSV and LSV Employee Group for the twelve months in 2006. Revenues include $291,121 from LSV, Expenses includes $25,346 from LSV, Interest income includes $1,444 from LSV and LSV Employee Group, and Interest expense includes $4,429 from LSV Employee Group. The portion of ownership of LSV and LSV Employee Group by non-affiliated SEI entities is reflected through Minority interest. Our proportionate share in the earnings of LSV for twelve-months in 2005 was reflected in Equity in the earnings of unconsolidated affiliate.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(unaudited)
	December 31, 2006	December 31, 2005
Assets

Cash and short-term investments (1)	$286,948	$130,128
Restricted Cash	10,250	10,250
Receivables (1)	244,599	128,545
Securities owned	16,431	19,709
Other current assets	28,245	17,344

Total current assets	586,473	305,976

Property and Equipment, net	130,732	114,505
Investments available for sale	71,690	54,632
Capitalized Software, net	180,014	116,670
Goodwill (2) (3)	95,062	—
Investment in unconsolidated affiliate (1)	—	51,941
Other assets	22,956	13,423

Total assets	$1,086,927	$657,147

Liabilities

Current liabilities (1) (2) (3)	$196,127	$167,470
Long-term debt (2) (3)	67,538	9,000
Deferred income taxes	76,148	58,989
Minority Interest	116,602	—

Shareholders’ Equity	630,512	421,688

Total liabilities and shareholders’ equity	$1,086,927	$657,147

(1)	Includes the accounts of LSV as of December 31, 2006. Cash includes $71,457, Receivables includes $85,092, and Current Liabilities includes $6,432 from LSV. Prior to 2006, our investment in the net assets of LSV was recorded in Investment in unconsolidated affiliate.
(2)	Primarily relates to LSV Employee Group. Goodwill was primarily generated as a result of LSV Employee Group buying an equity investment of LSV for $92,000. LSV Employee Group financed the purchase price, of which $9,100 is classified as a current liability and the remaining $62,538 is reflected as Long-term debt at December 31, 2006.
(3)	The Company provided an unsecured loan guarantee to LSV Employee Group which resulted in consolidating the accounts of LSV and LSV Employee Group.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Dec. 31, 2005	Mar. 31, 2006	Jun. 30, 2006	Sep. 30, 2006	Dec. 31, 2006
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,363	$2,404	$2,109	$2,101	$2,093
Collective Trust Fund prgm.	1,657	1,581	1,459	1,460	1,251
Liquidity funds	7,485	7,139	7,627	7,707	8,513

Total assets under mgmt.	$11,505	$11,124	$11,195	$11,268	$11,857

Client assets under admin.	10,275	15,279	15,157	14,449	14,461

Total assets	$21,780	$26,403	$26,352	$25,717	$26,318

Investment Advisors:
Equity/Fixed Income prgms.	$29,553	$31,569	$30,709	$31,977	$33,888
Collective Trust Fund prgm.	2,479	2,482	2,473	2,425	2,480
Liquidity funds	1,103	1,017	1,306	1,263	1,421

Total assets under mgmt.	$33,135	$35,068	$34,488	$35,665	$37,789

Enterprises:
Equity/Fixed Income prgms.	$30,203	$32,083	$32,709	$34,674	$37,720
Collective Trust Fund prgm.	1,172	1,157	1,147	1,150	1,081
Liquidity funds	3,153	4,076	3,823	4,167	3,371

Total assets under mgmt.	$34,528	$37,316	$37,679	$39,991	$42,172

Money Managers:
Equity/Fixed Income prgms.	$11	$33	$34	$34	$30
Collective Trust Fund prgm.	8,770	9,096	8,923	9,009	8,675
Liquidity funds	412	505	363	253	215

Total assets under mgmt.	$9,193	$9,634	$9,320	$9,296	$8,920

Client assets under admin.	147,357	151,688	153,406	161,000	170,344

Total assets	$156,550	$161,322	$162,726	$170,296	$179,264

Investments in New Businesses:
Equity/Fixed Income prgms.	$12,396	$12,848	$13,322	$13,931	$15,779

Total assets under mgmt.	$12,396	$12,848	$13,322	$13,931	$15,779
Client assets under admin.	5,894	4,496	4,053	552	277

Total assets	$18,290	$17,344	$17,375	$14,483	$16,056

LSV Asset Management
Equity/Fixed Income prgms.	$47,781	$54,128	$55,687	$58,785	$64,970

Consolidated:
Equity/Fixed Income prgms (A,B)	$122,307	$133,065	$134,570	$141,502	$154,480
Collective Trust Fund prgm.	14,078	14,316	14,002	14,044	13,487
Liquidity funds (B)	12,153	12,737	13,119	13,390	13,520

Total assets under mgmt.	$148,538	$160,118	$161,691	$168,936	$181,487

Client assets under admin.	163,526	171,463	172,616	176,001	185,082

Total assets	$312,064	$331,581	$334,307	$344,937	$366,569

(A)	Equity/Fixed Income programs include $3,457 of assets invested in SEI’s Asset Allocation Funds at 12/31/06
(B)	In addition to the numbers presented, SEI also administers an additional $8,772 in Funds of Funds assets (as of December 31, 2006) on which SEI does not earn an administration fee.